 EXHIBIT 26(n) Consent of Independent Registered Public Accounting Firm To the Board of Directors of Minnesota Life Insurance Company and Policy Owners of Minnesota Life Variable Life Account: We consent to the use of our report, dated March 29, 2019, on the financial statements of the sub-accounts that comprise Minnesota Life Variable Life Account of Minnesota Life Insurance Company as of December 31, 2018, included herein and to the reference to our firm under the heading "FINANCIAL STATEMENTS" in Part B of the Registration Statement. /s/ KPMG LLP Minneapolis, Minnesota April 24, 2019 EXHIBIT 26(n) Consent of Independent Auditors To the Board of Directors and Stockholder Minnesota Life Insurance Company: We consent to the use of our report dated April 2, 2019, with respect to the financial statements and supplementary schedules of Minnesota Life Insurance Company (the Company) included herein and to the reference to our firm under the heading "FINANCIAL STATEMENTS" in Part B of the Registration Statement. Our report relating to the Company's financial statements, dated April 2, 2019, states that the Company prepared its financial statements using statutory accounting practices prescribed or permitted by the Minnesota Department of Commerce (statutory accounting practices), which is a basis of accounting other than U.S. generally accepted accounting principles. Accordingly, our report states that the Company's financial statements are not intended to be and, therefore, are not presented fairly in accordance with U.S. generally accepted accounting principles and further states that those statements are presented fairly, in all material respects, in accordance with the statutory accounting practices. /s/ KPMG LLP Minneapolis, Minnesota April 24, 2019